
<ARTICLE> 5
<LEGEND>
**Values represent the interim year-to-date figures. All Division of Corporation
Finance Schedules will consist of a SINGLE COLUMN of numbers unless a registration statement containing information for a complete fiscal year as well as for an interim period is the first filing submitted with new financials during that year. In that case, the filer will use two columns--one for the year period and a second for the interim period. Financial Data Schedules for Investment Management companies will have one column of numbers. Each schedule may contain up to five columns of numbers; however, most will contain ONLY ONE.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               MAR-31-2000
<CASH>                                          41,947
<SECURITIES>                                         0
<RECEIVABLES>                                    9,062
<ALLOWANCES>                                      (59)
<INVENTORY>                                      3,497
<CURRENT-ASSETS>                                65,725
<PP&E>                                         142,458
<DEPRECIATION>                                (18,105)
<TOTAL-ASSETS>                                 290,856
<CURRENT-LIABILITIES>                           75,101
<BONDS>                                        121,399
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                            86
<OTHER-SE>                                      75,534
<TOTAL-LIABILITY-AND-EQUITY>                   290,856
<SALES>                                         60,344
<TOTAL-REVENUES>                                60,344
<CGS>                                                0
<TOTAL-COSTS>                                   71,689
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                    16
<INTEREST-EXPENSE>                               1,185
<INCOME-PRETAX>                               (12,194)
<INCOME-TAX>                                   (4,634)
<INCOME-CONTINUING>                            (7,560)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (7,560)
<EPS-BASIC>                                     (0.88)
<EPS-DILUTED>                                   (0.88)

